WILMER, CUTLER & PICKERING
                                100 LIGHT STREET
                              BALTIMORE, MD 21202
                                      ---
                            TELEPHONE (410) 986-2800
                            FACSIMILE (410) 986-2828


                                        June 24, 1997



Forensic Technologies International Corporation
2021 Research Drive
Annapolis, Maryland 21401

          Re: Forensic Technologies International Corporation Employee Stock Purchase Plan
               --------------------------------------------------------------

Ladies and Gentlemen:

                  We have acted as counsel to Forensic Technologies International Corporation, a Maryland corporation (the "Company"), in connection with the preparation by the Company of a Registration Statement on Form S-8 in the form to be filed with the Securities and Exchange Commission on June 26, 1997 (the "Registration Statement") under the Securities Act of 1933, as amended, for the registration of options (the "Options") covering 400,000 shares of Common Stock, $.01 par value per share (the "Shares"), of the Company and 400,000 Shares issuable upon the exercise of the Options pursuant to the Employee Stock Purchase Plan of the Company (the "Plan").

                  For purposes of this opinion letter, we have examined copies of the following documents:

                  1.    An executed copy of the Registration Statement;

                  2. A copy of the document disclosing material information to Plan participants prepared in connection with the Registration Statement;

                  3.    A copy of the Plan, as certified on June 24, 1997 by the
                        Secretary  of  the  Company  as  then  being   complete,
                        accurate and in effect;

                  4. A copy of the Amended and Restated Articles of Incorporation of the Company, as certified on June 24, 1997 by the Maryland State Department of Assessments and Taxation. ("SDAT");


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Forensic Technologies International Corporation
June 24, 1997
Page 2



                  5. A copy of the By-Laws of the Company, as certified on June 24, 1997 by the Secretary of the Company as then being complete, accurate and in effect;

                  6. Resolutions of the Board of Directors of the Company adopted at a special meeting held May 21, 1997, as certified by the Secretary of the Company on June 24, 1997 as then being complete, accurate and in effect;

                  7. Minutes of the Annual Meeting of Stockholders of the Company held May 21, 1997, as certified by the Secretary of the Company on June 24, 1997 as then being complete, accurate and in effect;

                  8. A Certificate of Good Standing of the Company in the State of Maryland as certified on June 24, 1997 by SDAT; and

                  9. A certificate of the Secretary of the Company as to factual matters dated June 24, 1997.

                  In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, and the conformity with the original documents of all documents submitted to us as certified, telecopied, photostatic or reproduced copies. We have assumed the accuracy of the foregoing certifications, on which we are relying, and have made no independent investigation or verification thereof. We have assumed that there will be no amendments, modifications, additions, deletions or changes to the form of Registration Statement as filed on June 26, 1997 from the form of Registration Statement reviewed for this opinion letter.

                  We are members of the Bar of the State of Maryland and do not hold ourselves out as being experts in the law of any other state. This opinion letter is limited to the laws of the United States and the Maryland General Corporation Law. Our opinions in this letter are rendered only with respect to the laws and the rules, regulations and orders thereunder that are currently in effect.

                  Based upon, subject to, and limited by the foregoing, we are of the opinion that:

                  1. The issuance of the Options in accordance with the terms of the Plan has been lawfully and duly authorized by the Board of Directors and Stockholders of the Company.


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Forensic Technologies International Corporation
June 24, 1997
Page 3



                  2. The issuance of the Shares upon the exercise of Options granted, when issued and exercised in accordance with the terms of the Plan, has been lawfully and duly authorized by the Board of Directors and Stockholders of the Company.

                  3. When the Options have been exercised, the exercise price has been paid in full and the Shares have been issued and delivered in accordance with the terms of the Plan, the Shares will be validly issued, fully paid and nonassessable under the Maryland General Corporation Law.

                  We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement, and should not be quoted in whole or in part or otherwise be referred to, nor otherwise be filed with or furnished to any governmental agency or other person or entity, without our prior written consent.

                  We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. Nothing herein shall be construed to cause us to be considered "experts" within the meaning of Section 11 of the Securities Act of 1933, as amended.

                                        Very truly yours,

                                        WILMER, CUTLER & PICKERING



                                        By:  /s/John B. Watkins
                                             -----------------------------------
                                                John B. Watkins, a partner